      As filed with the Securities and Exchange Commission on June 8, 2004
                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                            CROSSROADS SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                     74-2846643
   (State or other jurisdiction                (IRS Employer Identification No.)
of incorporation or organization)

                            8300 N. MOPAC EXPRESSWAY
                               AUSTIN, TEXAS 78759
               (Address of principal executive offices) (Zip Code)

                            CROSSROADS SYSTEMS, INC.
               1999 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED
                  1999 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
                            (Full title of the Plans)

                                    ROB SIMS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            CROSSROADS SYSTEMS, INC.
                            8300 N. MOPAC EXPRESSWAY
                               AUSTIN, TEXAS 78759
                     (Name and address of agent for service)
                                 (512) 349-0300
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                                      Proposed              Proposed
        Title of Securities to be            Amount to be         Maximum Offering     Maximum Aggregate          Amount of
                Registered                   Registered(1)        Price per Share        Offering Price        Registration Fee
                ----------                   -------------        ---------------        --------------        ----------------
   1999 Stock Incentive Plan
   Common Stock, $0.001 par value           1,000,000 shares          $1.82 (2)            $1,820,000 (2)          $230.60

   1999 Employee Stock Purchase Plan
   Common Stock, $0.001 par value             250,000 shares          $1.82 (2)              $455,000 (2)           $57.65
                                            ----------------                                                       -------
                                            1,250,000 shares
                                            ================
   Aggregate Registration Fee                                                                                      $288.25
                                                                                                                   =======

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1999 Stock Incentive Plan, as amended and restated and the 1999 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on June 3, 2004, as reported by The NASDAQ National Market.

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 registers the offer and sale of an additional 1,250,000 shares of Common Stock of the Registrant for issuance under the 1999 Stock Incentive Plan, as amended and restated, and the 1999 Employee Stock Purchase Plan, as amended (together with the 1999 Stock Incentive Plan, the "Plans"). The contents of the prior Registration Statements relating to the Plans, File Nos. 333-92467, 333-37584, 333-62336 and 333-106924, are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

            Crossroads Systems, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 2003 filed with the Commission on January 22, 2004;

      (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") since the end of the fiscal year covered by the Registrant's Annual Report referred to in (a) above;

      (c) The Registrant's Registration Statement No. 001-15331 on Form 8-A12G/A filed with the Commission on October 15, 1999, in which are described the terms, rights and provisions applicable to the Registrant's Common Stock; and

      (d) The Registrant's Registration Statement No. 000-30362 on Form 8-A12G filed with the Commission on September 22, 2002, in which are described the terms, rights and provisions applicable to the Registrant's Preferred Share Purchase Rights.

            All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6. Indemnification of Directors and Officers

            Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Registrant may and, in some cases, must be indemnified by the Registrant against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses(including attorneys' fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Registrant, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had no reasonable cause to believe his conduct was unlawful.

            The Registrant's certificate of incorporation provides that no director shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. The Registrant's bylaws require it to indemnify its directors and executive officers to the fullest extent permitted by Delaware law. The Registrant has entered into indemnification agreements with all of its directors and executive officers and has purchased directors' and officers' liability insurance.

            Reference is made to the underwriting agreement filed as Exhibit 1.1 to Registrant's Registration Statement No. 333-94853, pursuant to which the underwriters have agreed to indemnify the Registrant's officers and directors against certain liabilities under the Securities Act.

Item 8. Exhibits

Exhibit Number                              Exhibit
--------------                              -------
      4           Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 001-15331 on Form
                  8-A12G/A and Registrant's Registration Statement No. 000-30362
                  on Form 8-A12G which is incorporated by reference pursuant to
                  Items 3(d) and 3(e).

      5           Opinion and Consent of Andrews Kurth LLP

      23.1        Consent of KPMG LLP, Independent Auditors.

      23.2        Consent of Andrews Kurth LLP is contained in Exhibit 5.

      24 Power of Attorney. Reference is made to the Signature Page of this Registration Statement.

      99.1* Crossroads Systems, Inc. 1999 Stock Incentive Plan, as amended and restated.

      99.2**      Crossroads Systems, Inc. 1999 Employee Stock Purchase Plan.

      99.3***     First Amendment of Crossroads Systems, Inc. 1999 Employee
                  Stock Purchase Plan

* Exhibit 99.1 is incorporated herein by reference to Exhibit (d)(2) to Registrant's Schedule TO-I filed with the Commission on January 15, 2003.

** Exhibit 99.2 is incorporated herein by reference to Exhibit 99.2 to Registrant's Registration Statement No. 333-92467 on Form S-8 filed with the Commission on December 10, 1999.

*** Exhibit 99.3 is incorporated herein by reference to Exhibit 10.1 to Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2004 filed with the Commission on June 8, 2004.

Item 9. Undertakings.

            A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 Act, as amended (the "1933 Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses
(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plans.

            B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on this 8th day of June, 2004.

                                  CROSSROADS SYSTEMS, INC.

                                  By:  /s/ Rob Sims
                                     -------------------------------------------
                                           Rob Sims
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

            That each person whose signature appears below constitutes and appoints Rob Sims, President and Chief Executive Officer, and Andrea Wenholz, Vice President and Chief Financial Officer, and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature                                                 Title                                        Date
---------                                                 -----                                        ----
/s/ Rob Sims                                President, Chief Executive                              June 8, 2004
-------------------                         Officer and Director
Rob Sims                                    (Principal Executive Officer)

/s/ Andrea Wenholz                          Vice President and Chief                                June 8, 2004
-------------------                         Financial Officer
Andrea Wenholz                              (Principal Financial and Accounting Officer)

/s/ Brian R. Smith                          Chairman of the Board
-------------------                                                                                 June 8, 2004
Brian R. Smith

                                            Director                                                June 8, 2004
-------------------
Richard D. Eyestone

/s/ David L. Riegel                         Director                                                June 8, 2004
-------------------
David L. Riegel

/s/ William P. Wood                         Director                                                June 8, 2004
-------------------
William P. Wood

/s/ Paul S. Zito                            Director                                                June 8, 2004
-------------------
Paul S. Zito

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                            CROSSROADS SYSTEMS, INC.

                                  EXHIBIT INDEX

Exhibit Number        Exhibit
--------------        -------
      4           Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 001-15331 on Form
                  8-A12G/A and Registrant's Registration Statement No. 000-30362
                  on Form 8-A12G which is incorporated by reference pursuant to
                  Items 3(d) and 3(e).

      5           Opinion and Consent of Andrews Kurth LLP

     23.1         Consent of KPMG LLP, Independent Auditors.

     23.2         Consent of Andrews Kurth LLP is contained in Exhibit 5.

     24 Power of Attorney. Reference is made to the Signature Page of this Registration Statement.

     99.1* Crossroads Systems, Inc. 1999 Stock Incentive Plan, as amended and restated.

     99.2** Crossroads Systems, Inc. 1999 Employee Stock Purchase Plan, as amended.

     99.3***      First Amendment of Crossroads Systems, Inc. 1999 Employee
                  Stock Purchase Plan

* Exhibit 99.1 is incorporated herein by reference to Exhibit (d)(2) to Registrant's Schedule TO-I filed with the Commission on January 15, 2003.

** Exhibit 99.2 is incorporated herein by reference to Exhibit 99.2 to Registrant's Registration Statement No. 333-92467 on Form S-8 filed with the Commission on December 10, 1999.

*** Exhibit 99.3 is incorporated herein by reference to Exhibit 10.1 to Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2004 filed with the Commission on June 8, 2004.